UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a‑12

Columbia Pipeline Partners LP
(Name of Registrant as Specified In Its Charter)
TransCanada Corporation
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a‑6(i)(1) and 0‑11.
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	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0‑11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

5151 San Felipe Street, Suite 2500 Houston, Texas 77056

PLEASE VOTE YOUR PROXY TODAY

January 19, 2017

Dear CPPL Common Unitholder:

According to our latest records, we have not received your voting instructions for the Special Meeting of Common Unitholders of Columbia Pipeline Partners LP to be held on Tuesday, February 7th, 2017. Your vote is extremely important, no matter how many units you hold.

For the reasons set forth in the proxy statement, dated January 3rd, 2017, found at the Financial Results & Filings tab on CPPL’s website located at investors.columbiapipelinepartners.com, your Board of Directors recommends that you vote “FOR” the Merger. Please vote via the internet or phone as soon as possible or alternatively, please sign, date, and return the enclosed proxy card.

If you need assistance voting your CPPL Common Units, please call D.F. King toll-free at (877) 864- 5058 or collect at (212) 269-5550. On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

/s/ Kristine L. Delkus

Kristine L. Delkus
Chair of CPP GP LLC, the general partner of Columbia Pipeline Partners LP

You may use one of the following simple methods to promptly provide your voting instructions:

1.	Vote by Internet: Go to the website listed on your proxy card or voting instruction form. Have your control number listed on the form ready and follow the simple instructions.

2.
Vote by Telephone: Call the toll-free number listed for this purpose on your proxy card or voting instruction form. Have your control number listed on the form ready and follow the simple instructions.

3.	Vote by Mail: Mark, sign, date and return your proxy card or voting instruction form and return it in the postage-paid return envelope provided.

Important Additional Information Regarding the Merger Filed with the SEC

This communication may be deemed to be solicitation material in respect of the proposed merger. In connection with the proposed merger transaction, CPPL filed a definitive proxy statement with the SEC. BEFORE MAKING ANY VOTING DECISION, CPPL’S UNITHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors and security holders will be able to obtain, free of charge, a copy of the proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. In addition, the proxy statement and CPPL’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 14(d) of the Exchange Act will be available free of charge through CPPL’s website at http://www.columbiapipelinepartners.com/ as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

CPPL, Columbia Pipeline Group, Inc. and TransCanada Corporation and their directors and executive officers may be deemed to be participants in the solicitation of proxies from CPPL’s unitholders in respect of the proposed merger. Information about the directors and executive officers of CPPL can be found in our Annual Report on Form 10-K/A filed with the SEC for the fiscal year ended December 31, 2015. Investors may obtain additional information regarding the interests of such participants in the merger, which may be different than those of CPPL’s unitholders generally, by reading the proxy statement and other relevant documents regarding the merger when such documents are filed with the SEC.